Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 3 to Registration Statement on Form F-1 of U-BX Technology Ltd. of our report dated January 28, 2022, except for note 15, as to which date is March 3, 2022, with respect to our audits of the consolidated financial statements of U-BX Technology Ltd. and Subsidiaries as of and for the years ended June 30, 2021 and 2020, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

June 1, 2022